                                                                    EXHIBIT 10.5


                                   SUBLEASE

This Sublease is entered into this 26th day of December, 1995, between TRC Environmental Corporation, a Connecticut corporation, whose address is Boott Mills South, Foot of John Street, Lowell, Massachusetts 01852 (herein called "Sublessor"), and Spacetec IMC Corporation, a Massachusetts corporation, whose address prior to the Commencement Date of this Sublease is 600 Suffolk Street, Lowell, Massachusetts 01854, (herein called "Sublessee"), both hereafter called the Parties.

1.  DEMISE
    ------

Sublessor hereby sublets to Sublessee and Sublessee subleases from Sublessor the Premises described in Paragraph 2 herein, which constitutes a portion of the Premises leased by Sublessor, as Tenant, from Historic Boott Mill Limited Partnership (Landlord) under that certain Lease dated February 9, 1990, as later amended by the First Amendment To Lease dated July 27, 1994, and by the Second Amendment To Lease dated December 29, 1995, such Lease, First Amendment and Second Amendment all together referred to hereinafter as the "Lease," and all three of which are incorporated herein by reference.

Sublessor hereby represents and warrants that: (a) Sublessor is Tenant under the Lease; (b) the Lease is in full force and effect, Sublessor has asked the Landlord to submit to Sublessee a true and complete copy of the Lease, inclusive of all amendments, riders, exhibits and related agreements; the Lease is the entire agreement between Sublessor and Landlord (or any other party) relating to the use and occupancy of the Premises demised under the Lease and there are no amendments, modifications, supplements, arrangements or side agreements, oral or written, that modify, amend, alter, supplement or change the terms of the Lease between Landlord and Sublessor; (c) Sublessor has not received any notice of default under the Lease from Landlord; (d) Sublessor is not insolvent and is able to pay its debts and other obligations as they come due; it has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and it has no present intention of doing so; no such proceeding has been commenced against Sublessor seeking such relief and Sublessor has no knowledge that any such proceeding is threatened; (e) to the best of Sublessor's knowledge and belief, the Premises and their electrical, mechanical, plumbing, heating, ventilating, air-conditioning, and sewage disposal systems are in good working order and repair; (f) Sublessor has not released or discharged or disposed of any hazardous materials and/or toxic substances (including asbestos) on the Premises in any concentrations that would be reportable (or would require remediation) under the Massachusetts Contingency Plan, and (g) Sublessor shall not do or permit to be done, anything that would cause the Lease to be canceled, terminated or forfeited. Sublessor agrees that the rights granted to the Sublessee under this Sublease shall not be diminished, nor shall any of Sublessee's monetary obligations under the Sublease be increased, by or through any subsequent amendment of the Lease.

Sublessee hereby represents and warrants that (a) Sublessee is not insolvent and is able to pay its debts and other obligations as they come due; it has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and it has no present intention of doing so; no such proceeding has been commenced against Sublessor seeking such relief and Sublessor has no knowledge that any such proceeding is threatened; (b) Sublessee shall not at any time during the term of the Sublease do or permit to be done, anything that would cause the Lease to be canceled, terminated or forfeited; (c) to be best of Sublessee's knowledge, it is not now a party to any lawsuit which might jeopardize Sublessee's abilities to fully comply with its obligations under the Sublease; and (d) to the best of its knowledge, and within the past six months, Sublessee has not received any notice of default under any real estate lease under which Sublessee is currently a tenant, and no event of default now exists which would cause Sublessee to receive any notice of default under any existing real estate lease under which Sublessee is currently a tenant.

2.  DESCRIPTION OF SPACE
    --------------------

The Premises sublet pursuant to this Sublease consists of approximately 33,323 square feet of rentable area, with 20,870 rentable square feet located on the third floor and 12,453 rentable square feet located on the fourth floor of Sublessor's building known as Boott Mills South (the "Building") as approximately set forth and outlined in yellow on Exhibits A-1 and A-2 attached hereto and made part hereof.

Included as part of the Premises sublet hereunder are all of Sublessor's appurtenant rights under the Lease to use the common areas and facilities of the Building and the property on which the

Building is situated, but not including any portion of the Premises set out under the Lease which are not specifically made a part of this Sublease and specifically not including Sublessor's loading dock facilities.

Sublessor hereby acknowledges and understands that pursuant to the terms of a certain Recognition, Non-Disturbance and Attornment Agreement dated as of December 26, 1995, between Sublessee and Landlord (the "Recognition Agreement") Landlord has granted Sublessee certain rights of first offer on additional space that hereafter becomes available for lease in the Building. Sublessor hereby agrees that its rights of first offer on space in the Building set forth in the Lease are and shall be fully subject and subordinate to the right of first offer rights of Sublessee under the Recognition Agreement. Any space leased by Sublessee by way of its first offer rights shall be included in a separate direct lease between Landlord and Sublessee as Tenant, and shall not be included in the Lease or this Sublease.

3.  TERM OF SUBLEASE
    ----------------

The Term of this Sublease shall be for the period commencing February 1, 1996, the "Commencement Date," and expiring July 3, 2000, the "Expiration Date."

4.  SUBLEASE RENT
    -------------

Sublessee agrees to pay monthly rent to Sublessor in accordance with the following Rent Schedule, as Base Rent for the Premises, which shall be payable monthly in advance on or before the first (1st) day of each calendar month of the term of this sublease, and which shall be pro rated for any portion of a month based on the number of days in such month. Notwithstanding, Sublessor agrees that the Base Rent, but not charges for electricity or for other services not intended to be included in the rent, if any, shall be abated for the first three months of Term. Sublessee shall prepay the Base Rent for the months of May 1996 and June 1996 upon execution of this Sublease.

            FROM                  TO               MONTHLY RENT
            ----                  --               ------------
          02/01/96             04/30/96            $     0.00
          05/01/96             04/30/97            $19,438.42
          05/01/97             04/30/98            $22,215.33
          05/01/98             07/03/00            $23,500.00

Sublessee has specifically requested and Sublessor and Landlord have agreed that Sublessee shall arrange to provide its own janitor service to the Premises. Sublessee understands that Sublessor already contracts for such services during the Term of its Lease and Sublessor shall discontinue such arrangements for the Premises.

5.  HOLDOVER
    --------

Sublessee understands that it has no right or option whatsoever to renew this Sublease after the Expiration Date. The Second Amendment To Lease provides that so long as Sublessee is not then in default under the terms of this Sublease, Sublessor waives its right to renew its Lease with respect to the Premises sublet pursuant to this Sublease. In the event Sublessee desires to continue its occupancy of the Premises, it shall do so only under the terms of a separate direct lease to be negotiated between Landlord and Sublessee, as tenant. There shall be absolutely no holdover permitted by Sublessee after the expiration of this Sublease. Any holdover at the expiration of this Sublease shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the state in which the Premises are located. Notwithstanding, the Base Rent during the period of any holdover shall increase to 150% times the rent Sublessor is required to pay Landlord during the holdover period, under the terms of the Lease.

6.  SUBLESSEE TO COMPLY WITH LEASE AGREEMENT TERMS, INDEMNITY TO LANDLORD
    ---------------------------------------------------------------------

Sublessee agrees to perform and observe the covenants, conditions, and terms set forth in the Lease on the part of the Tenant to be performed and observed with respect only to the Premises leased pursuant to this Sublease and not with respect to any portion of the Premises demised under the Lease but not included within the Premises, except (a) the covenant for the payment of Rent and Additional Rent reserved in the Lease, and (b) the covenants of Paragraph 11 of the Lease regarding assignment and subletting (since Sublessee's subletting and assignment rights are set forth in Paragraph 19 of this Sublease), and to indemnify the Tenant/Sublessor against all claims, damages, and expenses arising out of nonperformance or nonobservance thereof. In the event of any conflict between the terms of this Sublease and the Lease, the terms of this Sublease shall apply.

7.  SERVICES AND UTILITIES
    ----------------------

In addition to the Base Rent, Sublessee shall be responsible for the cost of electricity used in the Premises for lighting and receptacles. Such cost shall vary directly with Sublessor's actual usage. Sublessor shall arrange to install, at its own cost, a separate meter or a sub-meter on the Sublease Premises to determine Sublessee's actual electricity usage and will either (i) arrange for Sublessee to pay for such electricity directly to the utility company or (ii) invoice Sublessee for its monthly share as additional rent if
(i) is not possible.

8.  USE FOR BUSINESS PURPOSES
    -------------------------

The Premises are to be used for the business purposes set out in the Lease and for no other purpose without first obtaining the written consent of both Sublessor and Landlord.

9.  ALTERATIONS
    -----------

Sublessee may perform alterations to the Premises without Sublessor's consent so long as it first obtains the written consent of Landlord for such alterations, and so long as such alterations maintain the value of the existing leasehold improvements in the Premises, meet all local building codes, and use the same quality of materials, workmanship and design criteria existing in the Premises.

10. WAIVER OF ONE BREACH NOT WAIVER OF OTHERS
    -----------------------------------------

Waiver of one breach of a term, condition, or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to be a waiver of future breaches of the same or other terms, conditions, or covenants.

11. TERMINATION AND REENTRY BY SUBLESSOR ON SUBLESSEE'S DEFAULT
    -----------------------------------------------------------

For the purposes of this Sublease, Paragraph 17 of the Lease is hereby incorporated into and made a part of this Sublease, except that all references in such clauses to "Landlord," "Tenant," "herein," and "hereunder," respectively, shall be deemed to refer to Sublessor, Sublessee, "in this Sublease" and "under this Sublease," respectively. Upon the occurrence of any of such events of default, Sublessee shall be liable to Sublessor for all damages suffered by reason of such default. Such damages shall include, but shall not be limited to, the following: (1) all actual expenses incurred in attempting to relet; (2) the difference between the rent received when the Premises are relet and the rent reserved under this Sublease.

Until the Premises have been relet, Sublessee agrees to pay Sublessor, on the same days as the rental payments are due under this Sublease, the actual damages suffered by Sublessor since the last payment, either rent or damages, was made.

After the Premises have been relet, Sublessee agrees to pay Sublessor, on the last day of each rental period, the difference between the rent received for the period from reletting and the rent reserved under this sublease for that period.

12. LITIGATION COSTS
    ----------------

If any legal action is filed to enforce this Sublease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorney fees, to be fixed by the court, and costs of the action.

13. APPLICABLE LAW, VENUE, AND SERVICE
    ----------------------------------

In interpreting this Sublease and in determining the right of the Parties under it, the laws of the state in which the Premises are located shall apply.

Personal service either within or without such state shall be sufficient to give personal jurisdiction to any court in which an action is filed for litigation of rights under this Sublease.

14. SURRENDER OF PREMISES AND KEYS
    ------------------------------

Sublessee agrees that at the expiration of this Sublease, it will quit and surrender the Premises in the condition required under Paragraph 19 of the Lease, without notice, and will deliver to Sublessor all keys belonging to the Premises.

15. REMOVAL OF PROPERTY BY SUBLESSOR
    --------------------------------

If Sublessor reenters the Premises or takes possession of them before normal expiration of this Sublease, in accordance with its terms, he shall have the right, but not the obligation, to remove from the Premises all personal property located therein and may place it in storage in a public warehouse at Sublessee's expense and risk.

16. SUBLESSEE'S INSOLVENCY, BANKRUPTCY, RECEIVERSHIP, OR ASSIGNMENT FOR
    -------------------------------------------------------------------
CREDITORS
- ---------

If Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee for creditors, or other liquidating officer is appointed for Sublessee's business, Sublessor may terminate this Sublease at its option.

17. NOTICES
    -------

Except where otherwise required by statute, all notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom the notice is given, using the addresses provided above, as such addresses may from time to time be changed by the Parties by written notice under the terms of this provision.

18. SUBLEASE APPLICABLE TO HEIRS, SUCCESSORS AND ASSIGNS
    ----------------------------------------------------

The terms, conditions, and covenants of this Sublease shall inure to and be binding on the heirs, successors, and administrators, executors, and assigns of the Parties hereto, except as otherwise herein provided.

19. NO ASSIGNMENT OR SECOND SUBLEASE WITHOUT CONSENT
    ------------------------------------------------

Sublessee shall not sell or assign this Sublease or any part thereof, or any interest therein, or further sublease the same without the written consent of both Sublessor and Lessor, which consent shall not be unreasonably withheld or delayed by Sublessor. Any attempt to do so without such consent shall be deemed sufficient grounds for dispossession and shall entitle Sublessor to proceed pursuant to Paragraph 11 of this Sublease if he so elects. In the event of any sublease or assignment by Sublessee, then thereafter, no alterations may be performed by any party in the Premises without first obtaining Sublessor's consent, which consent shall not be unreasonably withheld or delayed.

20. CONDITION OF THE PREMISES
    -------------------------

The Premises are delivered to Sublessee in an "as-is" condition, with all existing leasehold improvements in place, clean and empty of any debris. Sublessee agrees that no leasehold improvements will be performed by, or at the cost of, Sublessor.

21. PARKING
    -------

Sublessor grants to Sublessee the right to parking privileges at the same terms and conditions granted to Sublessor under the terms of the Lease. Sublessor receives three parking spaces for each 1,000 rentable square feet under Lease. Any excess over and above this amount used by Sublessee shall be at the expense of Sublessee. Sublessor's parking is currently provided by Landlord in the John Street City Garage, although Landlord has the right to provide a portion of the parking in another nearby garage. Sublessee agrees to follow Landlord's standard procedures regarding such parking, and to pay any costs, if any, imposed by Landlord for the transfer or assignment of such parking rights. Sublessee agrees that Sublessor is under no obligation to provide any parking or parking privileges to Sublessee other than a pro rata portion of the parking to which it is entitled under the Lease.

22. ADJUSTMENT OF BASE RENT
    -----------------------

In addition to Base Rent payable by Sublessee under Paragraph 4 of this Sublease, Sublessee shall pay to Sublessor, as additional rent, Sublessee's Pro Rata Share of (i) the Adjusted Operating Expense Excess and (ii) the Adjusted Tax Excess each year. For purposes of this Sublease:

Sublessee's Pro Rata Share shall mean a fraction, the numerator of which is the rentable square footage of the Premises subleased hereunder, and the denominator of which is the rentable square footage of the premises leased by Sublessor under the Lease.

Adjusted Operating Expense Excess shall be the amount equal to Tenant's Pro Rata Share of the Operating Expense Excess (as defined in Paragraph 4(b) of the Lease), calculated as if the Base Operating Expenses were the Operating Expenses incurred by Landlord under the Lease for calendar year 1995.

Adjusted Tax Excess shall be the amount equal to Tenant's Pro Rata Share of the Tax Excess (as defined in Paragraph 4(b) of the Lease), calculated as if the Base Taxes were the Taxes assessed on the Building for fiscal year 1995 (i.e. the fiscal year that ended on June 30, 1995).

Sublessee shall pay its Pro Rata Share of such Adjusted Operating Expense Excess and Adjusted Tax Excess at the times and in the manner set forth in the Lease for payments of estimated and actual Additional Rent, as if Sublessor were Landlord under the Lease and Sublessee were Tenant. Any invoice from Sublessor to Sublessee shall include reasonable detail of the Operating Expenses and Taxes for the appropriate base years and for the year for which Sublessee's payment is required, together with a calculation of Sublessor's and Sublessee's respective Pro Rata Shares thereof.

23. SECURITY DEPOSIT
    ----------------

Sublessee shall pay to Sublessor, upon execution of this Lease, a Security Deposit equal to $22,215.33, to be held by Sublessor without liability for interest as a security for the performance by Sublessee of Sublessee's covenants and obligations under this Sublease, including, without limitation, the surrender of possession of the Premises to Sublessor as herein provided.
It is expressly understood that, except as provided for herein, the Security Deposit shall not be considered an advance payment of rental or a measure of Sublessor's damages in case of default by Sublessee. Sublessor may commingle the Security Deposit with Sublessor's other funds and Sublessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to made good any arrearage of Base Rent or to satisfy any other covenant or obligation of Sublessee hereunder. Not later than May 15, 2000, Sublessor shall meet with Landlord and Sublessee to thoroughly inspect the Sublease Premises and its condition. If Sublessee is not then in default under this Sublease, and if it can be reasonably determined what, if any, damage has been done to the Premises which requires repair using funds from the Security Deposit, then Landlord and Sublessor shall reasonably make such determination, shall notify Sublessee in writing of such determination, and the balance of the Security Deposit remaining after any such application, if any, shall be applied as a partial payment of the Base Rent payable by Sublessee for the month of June, 2000.

24. PERSONAL PROPERTY
    -----------------
Sublessor agrees to sell to Sublessee what Sublessor determines are excess and unneeded furniture and open office partitions located with the Premises. Sublessor will use its best efforts to determine what materials will be made available to Sublessee as soon as possible, and then to offer them to Sublessee at a price which is heavily discounted from their original value.

25. COMMUNICATIONS SYSTEMS
    ----------------------

Sublessor agrees to cooperate with Sublessee regarding the potential reuse by Sublessee of any telephone, data and security system wiring and shall give Sublessee the names of all of its vendors providing those specific services to the Premises. Sublessor also agrees to explore the possibility of sharing certain existing systems on some mutually and financially advantageous basis to the extent that such sharing would not result in anticipated problems or additional costs of any type for Sublessor. Sublessee recognizes that Sublessor's communications and data wiring pass through an interior room ("Telephone Room") on the third floor within the Sublease Premises. To the extent that (i) Sublessee and Sublessor arrange to use the same vendors, and
(ii) there is sufficient space in the room for mounting Sublessee's equipment as well, then Sublessor and Sublessee agree that each shall have access to the room and they shall cooperate to restrict access to the room to a limited number of personnel. If (i) and (ii) are both not achievable, then (iii) Sublessee agrees that that room shall remain secure and private to Sublessor during the Term, and (iv) Sublessor and Sublessee agree to cooperate to determine if it is practical to divide the room for their separate uses. Sublessee further agrees that it shall not disrupt, destroy or relocate any of Sublessor's wiring passing from the Telephone Room to the eastern half of the third floor to which space Sublessor is relocating.

26. CONTINGENCY
    -----------

This Sublease is expressly contingent (i) upon Landlord and Sublessor, on or before Friday, December 29, 1995, entering into a Second Amendment To Lease described above in Paragraph 1, providing for the relocation of Sublessor to another location within the Building, (ii) upon Landlord and Sublessee entering into the Recognition Agreement described above in Paragraph 2, and (iii) upon Landlord's granting of its consent to this Sublease below.

Executed in quadruplicate this 26th day of December, 1995.

SUBLESSOR:

TRC ENVIRONMENTAL CORPORATION


By: /s/ Peter Russo
   --------------------------
      Sr. VP, Fin, CFO


SUBLESSEE:

SPACETEC IMC CORPORATION


By: /s/ Linda S. Linsalata
   --------------------------
      Sr. VP Finance, CFO

Landlord hereby grants its consent to this Sublease this 26th day of December, 1995.


LANDLORD

HISTORIC BOOTT MILL LIMITED PARTNERSHIP


By: /s/ Bob Foley
   --------------